Exhibit 5

24 November 2014

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, Pennsylvania 18195-1501

Re: Universal Shelf - 2014

Ladies and Gentlemen:

I am Senior Corporate and Finance Counsel of Air Products and Chemicals, Inc., a Delaware corporation (the “Company”). I am familiar with the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on November 24, 2014 (the “Registration Statement”). The Registration Statement relates to, among other things, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities, in one or more foreign currencies, currency unit or units or composite currency or currencies as shall be designated by the Company:

(i) debt securities of the Company, in one or more series (in each case, the “Debt Securities”), which would be issued pursuant to the Indenture dated January 10, 1995, between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee, which Indenture is incorporated by reference as an exhibit to the Registration Statement (the “Indenture”);

(ii) shares of preferred stock of the Company, $1.00 par value per share, (the “Preferred Stock”);

(iii) shares of the Company’s Preferred Stock represented by depositary shares (the “Depositary Shares”), evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each a “Deposit Agreement”) proposed to be entered into between the Company and a depositary to be named therein;

(iv) shares of common stock of the Company, $1.00 par value per share (the “Common Stock”);

(v) warrants to purchase Debt Securities, Preferred Stock or Common Stock (collectively, the “Warrants”) under one or more warrant agreements (each a “Warrant Agreement”) proposed to be entered into between the Company and warrant agent(s) to be named therein (each a “Warrant Agent”); and

(vi) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock as may be issued upon conversion, exchange or exercise of any Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution and adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”).

The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock, the Warrants and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.” In connection with the proposed offering and sale by the Company of the Offered Securities, the following documents have been prepared:

1. the Registration Statement;

2. the Indenture, incorporated by reference as an exhibit to the Registration Statement;

3. the Restated Certificate of Incorporation of the Company, filed as an exhibit to the Registration Statement, and two amendments thereto, each incorporated by reference as an exhibit to the Registration Statement, all as certified by the Secretary of the State of Delaware as being currently in effect (the “Certificate of Incorporation”);

4. the by-laws of the Company, as currently in effect (the “By-Laws”), incorporated by reference to the 8-K filed by the Company on November 21, 2014; and

5. certain resolutions adopted on November 20, 2014, by the Board of Directors of the Company (the “Board of Directors”) relating to the Offered Securities.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, I or members of the Company’s legal staff have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, such other agreements and instruments, certificates of public officials, trustees, shareholders or officers, as appropriate, of the Company and other persons, and such other documents as we deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have relied upon statements and representations of public officials, of officers and other representatives of the Company and others.

In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures and the legal capacity, competency and due authorization of the persons signing executed documents on behalf of persons other than the Company, and the due existence, status, powers and authorization, execution and delivery of agreements and documents by the respective parties thereto other than the Company. We have also assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or facsimile, electronic or photostatic copies, and that all actions and undertakings of all parties to each agreement other than the Company have been and will be legal, valid and binding obligations thereof.

In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Offered Securities and the Indenture will not violate, conflict with or constitute a default under (i) any agreement or other instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

I call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which I express my opinions.

I am admitted to practice in the Commonwealth of Pennsylvania and do not purport to be an expert on or generally familiar with or qualified to render an opinion concerning any law other than the law of such State and the federal law of the United States of America. In addition, I have reviewed and am therefore generally familiar with the general corporate law of the State of Delaware. My opinions set forth below are limited to the General Corporation Law of the State of Delaware and the United States of America, in each case, that in my experience are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consent, approvals, licenses, authorizations, validation filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, other than the securities or blue sky laws of any state (collectively, the “Opined On Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. Further, I do not express any opinion with respect to (i) the enforceability of any provision contained in any agreement or instrument relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations or (ii) any law, rule or regulation that is applicable to any party to any agreement or instrument or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the Opined on Law, including the rules and regulations, as in effect on the date hereof, which Opined on Law is subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the qualifications, limitations, exceptions and assumptions set forth herein, I am of the opinion that:

1. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture and trustee thereunder have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) any Debt Securities that may be issued under the Indenture are executed in accordance with the Indenture by duly authorized officers of the trustee; (iii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable trustee; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered upon payment of the agreed-upon consideration therefore, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture that may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law (the “Certificate of Designation”), in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of the applicable Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the applicable Certificate of Designation, and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefore and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, other Preferred Stock or Warrants), when issued or sold in accordance with the applicable Certificate of Designation and the underwriting agreement or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and non-assessable, provided that the consideration therefore is not less than the par value thereof.

3. With respect to any offering of Depositary Shares (the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and related matters, including the adoption of a Certificate of Designation for the related series of Preferred Stock in accordance with the applicable provisions of Delaware law in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein; (v) the filing of such Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the Certificate of

Incorporation, including the applicable Certificate of Designation, and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the applicable Deposit Agreement has been duly executed and delivered by the parties thereto; (viii) the related series of Preferred Stock has been duly authorized and validly issued in accordance with Delaware law and delivered to the depositary for deposit in accordance with the Deposit Agreement; and (ix) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related series of Preferred Stock with the depositary in accordance with the Deposit Agreement, the Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4. With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Common Stock and related matters; (v) the terms of the Offered Common Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and non-assessable, provided that the consideration therefore is not less than the par value thereof.

5. With respect to any series of Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the applicable Warrant Agreement has been duly authorized, executed and delivered by the parties thereto and does not violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations that may limit the rights of parties to obtain remedies.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the heading “Legal Opinions” in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

The opinions expressed herein are expressed as of the date hereof only and not as of some future date, and are based upon the current state of the law. I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent change in applicable law.

Sincerely,

/s/ Ann E. Padjen
Ann E. Padjen
Senior Corporate and Finance Counsel

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